UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2019 (July 10, 2019)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1 per share	MBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Forward-Looking Statements

The information contained in this Current Report should be read in conjunction with our filings made with the Securities and Exchange Commission. This report includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, increased credit losses or impairments on public finance obligations that National Public Finance Guarantee Corporation (“National”) insures issued by state, local and territorial governments and finance authorities and other providers of public services, located in the U.S. or abroad, that are experiencing fiscal stress; the possibility that loss reserve estimates are not adequate to cover potential claims; a disruption in the cash flow from National or an inability to access the capital markets and our exposure to significant fluctuations in liquidity and asset values in the global credit markets as a result of collateral posting requirements; our ability to fully implement our strategic plan; the possibility that MBIA Insurance Corporation will have inadequate liquidity or resources to timely pay claims as a result of higher than expected losses on certain insured transactions or as a result of a delay or failure in collecting expected recoveries, which could lead the New York State Department of Financial Services (“NYSDFS”) to put MBIA Corp. into a rehabilitation or liquidation proceeding under Article 74 of the New York Insurance Law and/or take such other actions as the NYSDFS may deem necessary to protect the interests of MBIA Insurance Corporation’s policyholders; deterioration in the economic environment and financial markets in the United States or abroad, real estate market performance, credit spreads, interest rates and foreign currency levels; and the effects of changes to governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the MBIA Inc.’s (the “Company”) forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

MBIA Insurance Corp. Entry into Refinancing of MZ Funding Facility

MBIA Inc. (“the Company”) today announced that its wholly-owned subsidiary, MBIA Insurance Corp. (“MBIA Corp.”), has consummated the refinance transaction previously disclosed in the Company’s Form 8-K filing dated June 10, 2019. The June 10, 2019 Form 8-K described the material terms of the transaction. Such description is qualified in its entirety by reference to the description below and by the Exhibits attached hereto.

In the subject transaction, MBIA Corp. consummated a refinancing facility with MZ Funding LLC (“MZF”) and certain note purchasers, pursuant to which the purchasers or their affiliates (collectively, the “Senior Lenders”) refinanced the outstanding insured senior notes of MZF and the Company refinanced the outstanding insured subordinated notes of MZF (the Senior Lenders and the Company being referred to herein as, the “Lenders”) in the amounts and on the terms described below.

In connection with the refinance transaction, original notes issued by MZF on January 10, 2017 (the “Original MZF Notes”) were redeemed or amended, as applicable, the Senior Lenders purchased new senior notes issued by MZF (the “Insured Senior Notes”) with an aggregate principal amount of approximately $277.7 million, and the Company received amended subordinated notes issued by MZF (the “Insured Subordinated Notes” and together with the Insured Senior Notes, the “New MZF Notes”) with an aggregate principal amount of approximately $53.8 million (with the New MZF Notes replacing the Original MZF Notes). The Company is not obligated to purchase additional Insured Subordinated Notes. The New MZF Notes will mature on January 20, 2022 and will bear interest at 12% per annum, payable quarterly in arrears. Interest on the New MZF Notes will be payable in cash, but may be payable in kind at the option of MBIA Corp.; however, proceeds of, or recoveries on, the collateral and the cash sweep amount (referred to below) must be used to pay interest or principal in cash.

MZF and MBIA Corp. had been parties to a credit agreement (the “Original Credit Agreement”) entered into on the date of issuance of the Original MZF Notes, pursuant to which MZF lent the proceeds of the Original MZF Notes to MBIA Corp. In connection with the refinance transaction, MZF and MBIA Corp. entered into an amended and restated credit agreement (the “New Credit Agreement” and the loans thereunder, the “MBIA Loans”). The maturity date of the New Credit Agreement and the New MZF Notes is January 20, 2022. MBIA Corp. issued new financial guaranty insurance policies (the “MBIA Corp. Policies”) unconditionally and irrevocably guaranteeing the timely payment of all principal and interest payments under the New MZF Notes, which obligations will be pari passu with the other insurance policy obligations of MBIA Corp., and are substantially similar to the policies that had been issued on the Original MZF Notes. The MBIA Corp. Policies will be held for the benefit of all holders of the New MZF Notes. When the New MZF Notes or an interest therein is transferred, the transferee will become automatically entitled to the benefits of the MBIA Corp. Policies. The New MZF Notes and the MBIA Loans are referred to herein as the “Facility.”

The Facility is secured by, among other things, all of MBIA Corp.’s right, title and interest in the recovery of its claims from Zohar CDO 2003-1, Limited (“Zohar I”) and Zohar II 2005-1, Limited (“Zohar II”) which include, among other things, loans made to, and various equity or LLC interests in, certain portfolio companies purportedly controlled by the sponsor and former collateral manager of Zohar I and Zohar II (the “Zohar Sponsor”) and claims that may exist against the Zohar Sponsor (together with additional assets set forth on an amended and restated security agreement, the “Collateral”). Pursuant to the terms of an intercreditor agreement entered into in connection with the refinance transaction (the “Intercreditor Agreement”), the Insured Senior Notes have a first priority security interest in the Collateral, which ranks senior in priority and payment to the Insured Subordinated Notes, and claims arising under the insurance policy in respect of the Insured Subordinated Notes are subordinated to claims arising under the insurance policy in respect of the Insured Senior Notes.

Zohar I and Zohar II are debtors in chapter 11 cases currently pending before the Bankruptcy Court for the District of Delaware. The monetization of the Zohar collateral is subject to the terms of a Settlement Agreement between, among other parties, MBIA Corp., the Zohar Sponsor, and the Zohar debtors, which was filed with and approved by the Bankruptcy Court for the District of Delaware presiding over the chapter 11 cases of Zohar I and Zohar II.

The issuance of the New MZF Notes is, except as noted above, on substantially the same terms as the Original MZF Notes, which were described in detail in the Company’s Form 8-K filed on January 10, 2017.

If at the end of any fiscal quarter, MBIA Corp’s “Available Liquidity” (as defined in the Facility) exceeds $100 million and MBIA Corp.’s “Statutory Surplus” (as defined in the Facility) exceeds $250 million, MBIA Corp. will make a payment on the MBIA Loans in the amount by which the Available Liquidity exceeds $100 million. Any repayment of principal on the MBIA Loans during the first 12 months will be subject to a make-whole payment, which effectively ensures that the Senior Lenders are entitled to 12% interest on the entire principal amount of the Insured Senior Notes for one year. At any time that the MBIA Loans are repaid, MZF is required to apply the repayment first to the payment of interest and principal on the Insured Senior Notes and, after the Insured Senior Notes are paid in full, to the payment of the Insured Subordinated Notes, subject to certain reimbursements payable to MBIA Corp.

The description of the Facility described herein is qualified by reference to the Exhibits attached hereto.

A copy of each of the following documents, in each case dated as of July 10, 2019, is attached hereto as Exhibits 99.1 through 99.10 and is incorporated herein by reference:

(i)	Senior Note Indenture, between MZ Funding, as issuer, and WSFS, as trustee and collateral agent;

(ii)	Form of $277,678,000 12% Senior Secured Notes, due January 2022, issued pursuant to the Senior Note Indenture;

(iii)	Amended and Restated Subordinated Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

(iv)	Form of Amended and Restated $53,836,742.98 12% Subordinated Secured Notes, due January 2022, issued pursuant to the Amended and Restated Subordinated Note Indenture;

(v)	Amended and Restated Credit Agreement, between MBIA Corp., as borrower, and MZ Funding, as lender;

(vi)	Amended and Restated Security Agreement, between MBIA Corp., as grantor, and MZ Funding, as secured party;

(vii)	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Senior Note Indenture;

(viii)	Amended and Restated Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Amended and Restated Subordinated Note Indenture;

(ix)	Pledge Agreement, between the Company, as pledgor, and WSFS, as collateral agent under the Senior Note Indenture; and

(x)	Intercreditor Agreement, among WSFS, in its capacities as trustee under the Senior Note Indenture and the Amended and Restated Subordinated Note Indenture, MBIA Corp., as insurer, and MZ Funding.

Item 9.01 Financial Statements and Exhibits.

99.1	Senior Note Indenture, between MZ Funding, as issuer, and WSFS, as trustee and collateral agent;

99.2	Form of $277,678,000 12% Senior Secured Notes, due January 2022, issued pursuant to the Senior Note Indenture;

99.3	Amended and Restated Subordinated Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

99.4	Form of Amended and Restated $53,836,742.98 12% Subordinated Secured Notes, due January 2022, issued pursuant to the Amended and Restated Subordinated Note Indenture;

99.5	Amended and Restated Credit Agreement, between MBIA Corp., as borrower, and MZ Funding, as lender;

99.6	Amended and Restated Security Agreement, between MBIA Corp., as grantor, and MZ Funding, as secured party;

99.7	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Senior Note Indenture;

99.8	Amended and Restated Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Amended and Restated Subordinated Note Indenture;

99.9	Pledge Agreement, between the Company, as pledgor, and WSFS, as collateral agent under the Senior Note Indenture; and

99.10	Intercreditor Agreement, among WSFS, in its capacities as trustee under the Senior Note Indenture and the Amended and Restated Subordinated Note Indenture, MBIA Corp., as insurer, and MZ Funding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Jonathan C. Harris
Jonathan C. Harris
General Counsel

Date: July 10, 2019

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated July 10, 2019

99.1	Senior Note Indenture, between MZ Funding, as issuer, and WSFS, as trustee and collateral agent;

99.2	Form of $277,678,000 12% Senior Secured Notes, due January 2022, issued pursuant to the Senior Note Indenture;

99.3	Amended and Restated Subordinated Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

99.4	Form of Amended and Restated $53,836,742.98 12% Subordinated Secured Notes, due January 2022, issued pursuant to the Amended and Restated Subordinated Note Indenture;

99.5	Amended and Restated Credit Agreement, between MBIA Corp., as borrower, and MZ Funding, as lender;

99.6	Amended and Restated Security Agreement, between MBIA Corp., as grantor, and MZ Funding, as secured party;

99.7	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Senior Note Indenture;

99.8	Amended and Restated Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Amended and Restated Subordinated Note Indenture;

99.9	Pledge Agreement, between the Company, as pledgor, and WSFS, as collateral agent under the Senior Note Indenture; and

99.10	Intercreditor Agreement, among WSFS, in its capacities as trustee under the Senior Note Indenture and the Amended and Restated Subordinated Note Indenture, MBIA Corp., as insurer, and MZ Funding.